                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                        [ X ]
Filed by a Party other than the Registrant     [   ]
Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               F.N.B. Corporation
            --------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

       [ X ]    No fee required.
       [   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
                0-11.
                1)      Title of each class of securities to which transaction
                        applies:
                        ------------------------------------------------------------
                2)      Aggregate number of securities to which transaction applies:
                        ------------------------------------------------------------
                3)      Per unit price or other underlying value of transaction
                        computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                        ------------------------------------------------------------
                4)      Proposed maximum aggregate value of transaction:
                        ------------------------------------------------------------
                5)      Total fee paid:
                        ------------------------------------------------------------
       [   ]    Fee paid previously with preliminary materials.
       [   ]    Check box if any part of the fee is offset as provided by Exchange
                Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by
                registration statement number, or the Form or Schedule and the date of its filing.
                1)      Amount Previously Paid:
                        ------------------------------------------------------------
                2)      Form, Schedule or Registration Statement No.:
                        ------------------------------------------------------------
                3)      Filing Party:
                        ------------------------------------------------------------
                4)      Date Filed:
                        ------------------------------------------------------------

                              [F.N.B. LETTERHEAD]


                                                                  March 13, 2000


Dear Shareholder:

         It is a pleasure to invite you to attend the Annual Meeting of Shareholders of F.N.B. Corporation. The meeting will be held at the Naples Beach Hotel, located at 851 Gulf Shore Boulevard North, Naples, Florida 34102, on Monday, April 17, 2000, at 4:00 p.m.

         At the meeting, you will be asked to consider and vote upon the election of four directors.

         Your vote is important regardless of how many shares of stock you own. If you hold stock in more than one account or name, you will receive a proxy card for each. Please sign and return each card since they represent a separate number of votes. Postage paid envelopes are provided for your convenience.

         You are cordially invited to attend the Annual Meeting. Please indicate on the proxy card whether you plan to attend the Annual Meeting.

         Regardless of whether you plan to attend, please date and return the enclosed proxy card(s) as soon as possible. This will not prevent you from voting at the meeting, but will assure that your vote is counted if you are unable to attend.

         As always, the directors, management and staff thank you for your continued support and interest in F.N.B. Corporation.


                                          Sincerely,

                                          /s/ Peter Mortensen

                                          Peter Mortensen
                                          Chairman and Chief Executive Officer

[F.N.B. CORPORATION LOGO]


                               F.N.B. CORPORATION

            ---------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

            ---------------------------------------------------------



         Notice is hereby given that the Annual Meeting of Shareholders of F.N.B. Corporation (the "Corporation") will be held at the Naples Beach Hotel, located at 851 Gulf Shore Boulevard North, Naples, Florida 34102, on Monday, April 17, 2000, at 4:00 p.m. Eastern Daylight Time, for the following purposes:

         1.       To elect four (4) directors of the Corporation; and

         2. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

         As of the date of this Notice, the Board of Directors of the Corporation does not know of any other business to be transacted at the Annual Meeting.

         Only the holders of Common Stock and Series A Preferred Stock of the Corporation of record on the books of the Corporation at the close of business on February 18, 2000, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         Enclosed with this Notice are a Proxy Statement and form of proxy. All shareholders, whether or not they expect to be present at the meeting, are requested to date and sign the proxy and to return it in the enclosed self-addressed envelope. Prompt compliance with this request will be appreciated. Shareholders who attend the meeting may, if they wish, vote in person even if they have mailed their proxies.



                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            David B. Mogle, Secretary

March 13, 2000

                                                                  March 13, 2000

[F.N.B. CORPORATION LOGO]


               ---------------------------------------------------

                               F.N.B. CORPORATION
                              ONE F.N.B. BOULEVARD
                       HERMITAGE, PENNSYLVANIA 16148-3363

               ---------------------------------------------------


                                 PROXY STATEMENT

         The accompanying proxy is being solicited by F.N.B. Corporation (the "Corporation") in connection with the Annual Meeting of Shareholders to be held on April 17, 2000, pursuant to the preceding Notice of Annual Meeting. The approximate date on which this proxy statement and the accompanying form of proxy are first being sent to shareholders of the Corporation is March 13, 2000. If the proxy is executed and returned, it may nevertheless be revoked by written notice to the Secretary of the Corporation at any time prior to the voting thereof or in open meeting, or by voting in person at the Annual Meeting. Unless the proxy is revoked or contains other instructions, the shares represented thereby will be voted at the meeting in favor of the election of the persons named below as directors.

         The Board of Directors has fixed February 18, 2000, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of that date, the Corporation had outstanding 20,807,627 shares of Common Stock, 19,848 shares of Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock") and 182,688 shares of Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock"). The holders of a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the meeting. Holders of Common Stock are entitled to one vote for each share held and holders of Series A Preferred Stock are entitled to 5.9 votes for each share held. Holders of Series B Preferred Stock have no voting rights with respect to their shares of Series B Preferred Stock.

                              ELECTION OF DIRECTORS

         The Bylaws of the Corporation provide that the Board of Directors shall consist of not fewer than five nor more than 25 persons, the exact number to be determined from time to time by the Board. The number of directors has been fixed at 19 by the Board of Directors. Proxies will not be voted for a greater number of persons than the number of nominees set forth below. Directors are elected by a plurality of the votes actually cast at the meeting. Abstentions and shares held in "street" name that are not cast at the meeting are not counted. Neither the holders of Common Stock nor the holders of Series A Preferred Stock have cumulative voting rights in the election of directors.

         The Bylaws of the Corporation also provide for classification of the directors with respect to the time for which they shall severally hold office. The Board is divided into four classes with the term of office of the directors of each class to expire at the fourth annual meeting after their election. At each succeeding annual meeting of shareholders, successors to the directors of the class whose term expires are elected. Each director shall hold office for the term for which he/she is elected and thereafter until his/her successor is duly elected and qualified or until his/her earlier death, resignation or removal.

         W. Richard Blackwood, William B. Campbell, Stephen J. Gurgovits and Donna C. Winner, all of whom have expressed their willingness to serve, have been nominated for election as directors of the Corporation to hold office for the term described and until their successors are elected and have qualified. All of the nominees are presently Directors of the Corporation. In the event one or more of such persons is unable or unwilling to serve as a director for any reason (and the Corporation knows of no such reason), the persons named in the enclosed proxy will vote for the other nominees named and such substituted nominees as may be nominated by the Board of Directors. Directors Richard C. Myers and George A. Seeds, whose terms expire this year, are retiring from the Board of Directors after three and eight years, respectively, of service on the Corporation Board. Mr. Myers will continue as a Director of First National Bank of Naples, a subsidiary of the Corporation.

             INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

         Information concerning directors and executive officers is set forth below. The principal occupation of each director and executive officer as of the date hereof and for the past five years is included in the table. The information concerning beneficial ownership of Common Stock and Series B Preferred Stock is based upon information received as of February 18, 2000. No director or executive officer of the Corporation is the beneficial owner of any shares of Series A Preferred Stock.

                                                                                                            Amount and
                                                                             Amount and                     Nature of
                                                                             Nature of                      Beneficial
                                                               Expiration    Beneficial                     Ownership
                                                               of Term of   Ownership of        Percent     of Series B    Percent
                Name and                          Director      Office as   Common Stock          of         Preferred       of
          Principal Occupation           Age        Since     Director (a)     (b)(c)          Class (d)     Stock (e)    Class (d)
------------------------------------------------------------------------------------------------------------------------------------
PETER MORTENSEN                          64         1974          2002        182,001(f)                            0
Chairman & Chief Executive Officer
of the Corporation since 1988; and
Chairman of First National Bank of
Pennsylvania ("FNBPA"), a
subsidiary

STEPHEN J. GURGOVITS                     56         1981          2000         97,291(f)(g)                         0
Vice Chairman of the Corporation
since 1998; Executive Vice President
of the Corporation 1995-1998;
Senior Vice President of the
Corporation 1988-1995; and
President & Chief Executive Officer
of FNBPA

GARY L. TICE                             52         1997          2002        110,976(f)(h)                         0
President & Chief Operating Officer
of the Corporation since 1998;
Executive Vice President & Chief
Operating Officer of the Corporation
1997-1998; and Chairman of First
National Bank of Naples

W. RICHARD BLACKWOOD                     58         1985          2000        117,817                           8,100       4.4
President, Harry Blackwood Inc.
(insurance and real estate)

                                                                                                            Amount and
                                                                             Amount and                     Nature of
                                                                             Nature of                      Beneficial
                                                               Expiration    Beneficial                     Ownership
                                                               of Term of   Ownership of        Percent     of Series B    Percent
                Name and                          Director      Office as   Common Stock          of         Preferred       of
          Principal Occupation           Age        Since     Director (a)     (b)(c)          Class (d)     Stock (e)    Class (d)
------------------------------------------------------------------------------------------------------------------------------------
ALAN C. BOMSTEIN                         54         1999          2001         36,354                               0
President and Chief Executive
Officer, Creative Contractors, Inc.

WILLIAM B. CAMPBELL                      61         1975          2000         69,740(i)(j)                         0
Retired Business Executive

CHARLES T. CRICKS                        50         1994          2001         46,956(k)                            0
Principal, Starboard Ventures;
Executive Vice President and Chief
Operating Officer, Health Care
Solutions, Inc. 1996-1998; President,
Greenwood Division of Thrift Drugs
1995-1996

HENRY M. EKKER, ESQ.                     61         1994          2001         17,644                               0
Attorney at Law, Partner of Ekker,
Kuster & McConnell

JAMES S. LINDSAY                         51         1997          2001        119,347(l)                            0
Managing Partner, Dor-J's
Partnership; Licensed Real Estate
Broker, The Lindsay Company

PAUL P. LYNCH                            48         1991          2001        112,188(m)                          200
Attorney at Law, Partner of Lynch &
Gallitto; President & Chief Executive
Officer, Paul Lynch Investments, Inc.

EDWARD J. MACE                           43         1997          2002         97,378(n)                            0
Edward J. Mace, Certified Public
Accountant; Chief Operating
Officer, Ribek Corporation

ROBERT S. MOSS                           62         1994          2002         16,157(o)                            0
Chairman, Associated Contractors of
Conneaut Lake, Inc.

RICHARD C. MYERS                         71         1997          2000         80,926(p)                            0
Retired Business Executive

WILLIAM A. QUINN                         71         1974          2002          5,353                               0
Retired Vice President of the
Corporation; and Retired Executive
Vice President & Cashier of FNBPA

GEORGE A. SEEDS                          69         1992          2000         11,492                               0
Retired Business Executive

                                                                                                            Amount and
                                                                             Amount and                     Nature of
                                                                             Nature of                      Beneficial
                                                               Expiration    Beneficial                     Ownership
                                                               of Term of   Ownership of        Percent     of Series B    Percent
                Name and                          Director      Office as   Common Stock          of         Preferred       of
          Principal Occupation           Age        Since     Director (a)     (b)(c)          Class (d)     Stock (e)    Class (d)
------------------------------------------------------------------------------------------------------------------------------------
WILLIAM J. STRIMBU                       39         1995          2003         45,819                               0
President, Nick Strimbu, Inc.
(common carrier)

ARCHIE O. WALLACE, ESQ.                  65         1992          2003         25,998                               0
Attorney at Law, Partner of Rowley,
Wallace, Keck, Karson & St. John

JAMES T. WELLER                          69         1975          2003         38,222(q)                            0
Chairman, Liberty Steel Products,
Inc. (steel processor)

ERIC J. WERNER, ESQ.                     37         1995          2003          9,126(r)                            0
Chief Administrative Officer,
General Counsel & Secretary,
Werner Co. (Manufacturer of
climbing products and aluminum
extrusions)

R. BENJAMIN WILEY                        55         1997          2003          5,120                               0
Chief Executive Officer, Greater Erie
Community Action Committee

DONNA C. WINNER                          53         1994          2000        321,928            1.5                0
Co-Owner, The Radisson;
Tara - A Country Inn; The Winner
(clothing store); and Tiffany's
(banquet center)

WILLIAM J. RUNDORFF                      51          N/A           N/A         49,576(f)                            0
Executive Vice President of the
Corporation since 1995; Vice
President of the Corporation 1991-
1995; and Vice President of FNBPA
since 1991

JOHN D. WATERS                           53          N/A           N/A         33,522(f)                            0
Vice President & Chief Financial
Officer of the Corporation and Chief
Financial Officer of FNBPA since 1994
====================================================================================================================================


All directors, director nominees and executive officers as a group (23 persons), as the beneficial owners of 1,293,523 shares of the outstanding Common Stock, owned 6.2% of the Common Stock of the Corporation as of February 18, 2000, and controlled 6.2% of the outstanding voting power of the Corporation's issued and outstanding stock.

(a) The term of office for directors expires at the annual meeting to be held during the year shown.

(b) Includes (1) the following shares which the officer or director has the right to acquire within sixty days upon exercise of stock options and/or warrants: Mr. Mortensen, 93,927 shares; Mr. Gurgovits, 64,857 shares; Mr. Tice, 57,720 shares; Mr. Rundorff, 45,368 shares; Mr. Waters, 26,534 shares; Mr. Blackwood, 1,294 shares; Mr. Bomstein, 7,320 shares; Mr. Campbell, 1,603 shares; Mr. Cricks, 1,623 shares; Mr. Ekker, 1,442 shares; Mr. Lindsay, 8,801 shares; Mr. Lynch, 1,266 shares; Mr. Mace, 2,840 shares; Mr. Moss, 1,266 shares; Mr. Myers, 12,271 shares; Mr. Quinn, 1,335 shares; Mr. Seeds, 1,374 shares; Mr. Strimbu, 1,195 shares; Mr. Wallace, 1,442 shares; Mr. Weller, 1,410 shares; Mr. Werner, 1,245 shares; Mr. Wiley, 1,233 shares; Mrs. Winner, 1,245 shares; and (2) shares which the officer or director has the right to acquire by conversion of shares of Series B Preferred Stock. Shares of Series B Preferred Stock are convertible into shares of Common Stock at the ratio of 2.3677 shares of Common Stock per share of Series B Preferred Stock.

(c) Except as otherwise indicated, each director possesses sole voting power and sole investment power as to all shares listed opposite his or her name or shares these powers with his or her spouse or a wholly owned company. This does not include the following shares held of record by the director's spouse or children, or held in trust, and as to which each director disclaims beneficial ownership: Mr. Mortensen, 309 shares; Mr. Lindsay, 8,567 shares; Mr. Tice, 855 shares; and Mr. Weller, 48,520 shares.

(d)      Unless otherwise indicated, represents less than 1% of the class.

(e) Except as otherwise indicated, each director possesses sole investment power as to all shares listed opposite his or her name or shares these powers with his or her spouse or a wholly owned company.

(f) Does not include shares awarded as an employer matching contribution as a part of the Corporation's 401(k) Plan.

(g) Includes 5,910 shares owned by Mr. Gurgovits' wife as a participant in her employer's profit sharing program; and 54 shares held by Mr. Gurgovits as trustee for his daughter.

(h) Includes 1,715 shares jointly owned by Mr. Tice and his two children; 4,222 shares jointly owned by Mr. Tice and his mother; and 5,877 shares held by the F.N.B. Corporation Salary Savings Plan for Mr. Tice who has voting power over these shares.

(i) Includes 5,380 shares held in an irrevocable trust by the First National Trust Company. A committee which includes Mr. Campbell holds sole voting power over the shares, while the Trust Company possesses sole investment power over such shares.

(j)      Includes 1,704 shares owned by Mr. Campbell's wife.

(k) Includes 2,053 shares held by Mr. Cricks as co-trustee for his daughter and 8,087 shares held by Mr. Cricks as co-trustee for his mother.

(l) Includes 11,480 shares held by Mr. Lindsay as custodian for his three children; 73,582 shares owned by Dor-J's Partnership, of which Mr. Lindsay is the managing partner; and 1,214 shares held by Mr. Lindsay as trustee for his mother.

(m) Includes 26,351 shares owned by Mr. Lynch's wife and 35,058 shares held by the Paul and Marcia Lynch Family Trust.

(n) Includes 395 shares held by Mr. Mace as custodian for his three children; 5,251 shares held by Mr. Mace as trustee for certain unrelated beneficiaries; 22,191 shares held by the Ribek Corporation Defined Contribution Pension Trust of which Mr. Mace is a Trustee; and 54,886 shares owned by Ribek Corporation of which Mr. Mace is Chief Operating Officer.

(o)      Includes 142 shares owned by Mr. Moss's wife.

(p) Includes 2,175 shares held by Mr. Myers as Trustee for his two sons and 6,523 shares held by Mr. Myers as Trustee for his six grandchildren.

(q)      Includes 595 shares owned by Mr. Weller's wife.

(r) Includes 1,111 shares owned by Mr. Werner's wife; 2,458 shares held by Mr. Werner's wife as custodian for their two children.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Upon review of Forms 3, 4 and 5 furnished to the Corporation during or with respect to its most recent fiscal year, the Corporation has determined that no officer, director or 10 percent shareholder of the Corporation failed to timely file or failed to file a report during 1999 as required by Section 16(a) of the Securities Exchange Act of 1934, except that Mr. Ekker inadvertently failed to file, on a timely basis, a report for two transactions.

Directors' Fees

         During 1999, each non-employee director was paid an annual retainer of $12,500, $2,000 for each quarterly Board meeting attended in January and April, and $2,500 for each quarterly Board meeting attended in July and October. Each Corporation director was issued stock options during 1999 under the Corporation's 1998 Directors' Stock Option Plan, which were based on the Board fees earned during the year. Individual grants to Corporation Directors ranged from 927 to 1564 stock options with exercise prices equal to the fair market value of the Corporation's Common Stock on the date of grant. Non-employee directors who serve on committees were compensated for their attendance at various committee meetings of the Corporation and its subsidiaries at rates ranging from $100 to $800 per meeting attended. In addition, Messrs. Mortensen and Tice are compensated for attendance at certain board and committee meetings of the Florida affiliates.

         Each director of the Corporation may elect to receive shares of common stock in lieu of cash as their compensation for attendance at regular and committee meetings of the Board of Directors of the Corporation pursuant to the F.N.B. Corporation Directors' Compensation Plan (the "Plan"). The number of shares of common stock to be issued shall equal the number of shares of common stock that may be purchased with (or having a market value equal to) the amount of cash otherwise payable to such Director by the Corporation for attendance at such meetings.

         A director may elect to defer receipt of all of his annual fees payable under the Plan in cash for the period beginning on January 1 of the following year and continuing until the Corporation receives written notice from the Director terminating such deferral. Additionally, Messrs. Mortensen and Tice have elected to participate in this plan by having an amount equal to the director fees paid to non-employee directors deferred from their base salaries.

Business Relationships and Related Transactions

         Certain directors and executive officers of the Corporation and its subsidiaries and their associates were customers of, and had loans outstanding from, the Corporation's subsidiaries in the ordinary course of business during 1999. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers of the Corporation's subsidiaries and did not involve more than the normal risk of collectability.

         During 1999, First National Bank of Naples, a subsidiary of the Corporation purchased a branch facility and leased real estate on which the bank operates an administrative office and parking facilities from a partnership of which Mr. Edward J. Mace, a director, is a 25.4% general partner. These transactions were made substantially on similar terms as those prevailing at the time for comparable sales and lease transactions in the Naples, Florida area, and did not involve unfavorable or preferential features.

Board and Committee Meetings

         During 1999, the Board of Directors of the Corporation held four meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the respective committees on which they serve.

         The Board of Directors has an Audit Committee consisting of Messrs. Lynch, Mace, Moss, Quinn and Werner. Duties of the Audit Committee include engaging independent auditors, reviewing with the independent auditors the planning and results of the auditing engagement, reviewing the activities and recommendations of the Corporation's internal auditors and reviewing the adequacy of internal accounting controls. The Audit Committee met four times during 1999.

         The Board of Directors has a Compensation Committee which includes Messrs. Blackwood, Cricks, Lindsay, Seeds and Weller. Mr. Mortensen, Chairman and Chief Executive Officer of the Corporation, attended meetings of the Corporation's Compensation Committee, but did not participate or vote in any deliberations or decision making involving his own compensation. During 1999, the Compensation Committee met five times. Duties of the Compensation Committee include reviewing the performance of and establishing compensation for the officers of F.N.B. Corporation and affiliate chief executive officers; reviewing and approving the compensation of affiliate senior officers as proposed by affiliate boards of directors; and reviewing compensation and benefit matters that have corporate-wide significance. The Compensation Committee also administers the various Stock Option Plans, the Restricted Stock and Incentive Bonus Plan and the Directors' Compensation Plan and awards made under these Plans.

         The Board of Directors has a Nominating Committee consisting of Messrs. Campbell, Mace, Quinn, Seeds and Wallace. During 1999, the Nominating Committee met four times. The Nominating Committee is responsible for selecting and recommending to the Board of Directors nominees for election as director. The Nominating Committee will consider nominees recommended by shareholders of the Corporation. Such recommendations must be made in writing, include a statement of the nominee's qualifications, and be addressed to the Nominating Committee at the address of the Corporation. Shareholders may also nominate persons for election as directors in accordance with the procedures set forth in the Corporation's Bylaws. Written notification of such nomination, containing the required information, must be mailed or delivered to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to the Annual Meeting.

              EXECUTIVE COMPENSATION, BENEFITS AND RELATED MATTERS

                        REPORT OF COMPENSATION COMMITTEE

To Our Shareholders:

Responsibilities and Composition of the Compensation Committee

         The Compensation Committee ("Committee") meets periodically during the course of the year and establishes compensation programs for executive officers and senior managers of the Corporation and its affiliates that attract, retain, motivate and appropriately reward individuals who are responsible for the Corporation's short- and long-term profitability, growth and return to shareholders; reviews, oversees and administers the Corporation's executive compensation programs; determines the compensation of the Corporation's executive officers; and approves changes to the Corporation's compensation program and practices. The Committee is comprised entirely of directors who are not officers of the Corporation or its affiliates. Although Mr. Mortensen, Chairman and Chief Executive Officer of the Corporation, attended meetings of the Committee, he did not participate in any deliberations or decision-making involving his own compensation.

Compensation Philosophy and Objectives

         The central objective of the compensation philosophy of the Corporation is to provide fair and reasonable compensation to all employees, including its executive officers and senior managers. The Committee maintains that the compensation of the Corporation's executive officers and senior managers should be determined in accordance with a performance-based framework that enhances shareholder value by integrating the overall financial condition and results, individual contribution, and business unit performance. Within this philosophy, the Committee's specific objectives are to: (i) provide annual compensation that takes into account the Corporation's performance relative to its financial goals and objectives and the performance of functions and business units under the executive's and senior manager's management and performance against assigned individual goals; (ii) align the financial interests of the executive officers with those of shareholders by providing significant equity-based long-term incentives; and (iii) offer a total compensation program for executive officers based on the level of responsibility of the executive's position and necessary skills and experience relative to other senior management positions and comparative compensation of similarly positioned executives and senior managers of peer financial institutions.

         Specifically, a critical aspect of the committee's compensation philosophy is that some portion of the executive officer's and senior manager's total compensation be "at risk." The "at risk" portion is a function of the executive officer's and senior manager's performance against Corporation, business unit and individual goals and objectives.

         The following two components of executive officer and senior manager compensation are "at risk": an annual cash bonus based on short-term performance and stock options as an award for long-term performance. The total cash compensation opportunities for executive officers and senior managers is targeted at the median of industry practices among the Corporation's peer group. In addition, the Corporation's incentive cash and bonus award program provide an opportunity for stronger rewards when the Corporation's performance exceeds its financial goals and objectives.

Compensation Components and Process

         The major components of the Corporation's executive officer and senior manager compensation are: (i) base salary, (ii) annual incentive awards and
(iii) long-term incentive awards (typically in the form of stock options or restricted stock).

         The process utilized by the Committee in determining executive officer and senior manager compensation levels for all of these components is based upon the Committee's subjective judgment and takes into account objective qualitative and quantitative factors. However, the Committee emphasizes that in determining executive officer compensation levels, particular attention is placed on tying a significant portion of executive compensation to the success of the executive officer and senior manager and the Corporation in meeting predetermined financial and other performance goals, including performance of the Corporation's stock.

         In making compensation decisions, the Committee relies upon the work performed by its independent compensation consultant, Strategic Compensation Planning, Inc. The independent compensation consultant reviewed market data to determine relevant compensation practices of the Corporation's peer group. The Corporation's peer group developed by the independent compensation consultant consisted of national and regional financial institutions and bank holding companies having between $3 to $5 Billion of banking assets. The Committee determined that the Corporation's peer group identified by the independent consultant is reasonable to measure the Corporation's compensation practices given the Corporation's continued and expected growth. The peer information provides guidance to the Committee, but the Committee does not target total compensation or any component thereof to any particular point within, or outside, the range of the peer group results.

         In general, the Committee continues to adjust the mix of base salary, annual incentive awards and long-term incentives. Specifically, the Committee's focus is to emphasize the amount of executive compensation that is at risk. Executive officers received annual cash incentive awards under the Corporation's Restricted Stock and Incentive Bonus Plan in accordance with the target payout percentages established by the Committee for 1999.

Long-Term Incentive Awards

         The stock-based awards (stock option awards and restricted stock grants) are generally granted to executive officers and senior managers on an annual basis. It has been the practice of the Committee to grant stock options and restricted stock to executive officers and senior management. The stock option awards cannot be issued with an exercise price below the market price of the Corporation's common stock at the time of the award and the exercise price cannot be changed after the award is issued, except to accommodate any dividends, stock splits or conversions which would affect all shareholders.

         The Committee has historically granted stock options as a means of providing long-term incentives to employees. All stock options granted by the Corporation under its Stock Option Plan "vest" incrementally over a five-year period based on the optionee's continued employment by the Corporation or one of its principal subsidiaries. The Committee therefore based its 1999 decisions with regard to the stock options granted to its executive officers primarily upon the total number of options available for grant, the officer's position and a multiple of the officer's base salary.

         The Committee also granted restricted stock in 1999 to certain individuals under the Corporation's Restricted Stock and Incentive Bonus Plan. There were no restricted stock grants awarded to the

Corporation's Executive Officers during 1999. The restricted stock grants are to reward individuals who made a particularly important contribution to the Corporation in 1999. These grants are also a key component of the Committee's long-term incentive compensation policy because restricted stock granted under this plan only "vests" incrementally over a five-year period based on the recipient's continued employment by the Corporation or one of its principal subsidiaries.

Chief Executive Officer Compensation

         In evaluating the compensation of Mr. Peter Mortensen for services rendered in 1999 as Chairman of the Board as well as Chief Executive Officer of the Corporation, the Committee examined both quantitative and qualitative factors.

         In examining the relevant quantitative factors, the Committee reviewed the Corporation's 1999 financial results as compared with those of its peer group and with the Corporation's financial results for 1998. In determining Mr. Mortensen's 1999 compensation, the Committee reviewed the following important criteria concerning the Corporation's 1999 core operating results: (i) net earnings of $39.3 Million for 1999, an increase of 19% from 1998; (ii) core operating earnings of approximately $40.6 Million which represents an increase of approximately 9% from 1998; (iii) 9% growth in total assets in 1999 to $3.7 Billion; (iv) the continuation of the Corporation's exceptional asset quality in 1999; and (v) other quantitative factors. The Committee did not apply any specific quantitative formula which would assign weights to these performance measures or establish numerical targets for any given factor.

         In addition to the above quantitative considerations, the Committee reviewed the following 1999 accomplishments of the Corporation that are qualitative in nature. The Committee favorably assessed the Corporation's affiliation with Guaranty Bank & Trust Company as a continuation of the Corporation's successful southwest Florida expansion strategy. The Committee recognized Mr. Mortensen's innovative leadership in positioning the Corporation to diversify its product offerings and increase fee income opportunities. Specifically, the Committee considered the Corporation's continuing efforts to expand product offerings and enhance income opportunities through the acquisition of Gelvin, Jackson & Starr, Inc., one of the largest and oldest independent insurance agencies in northwestern Pennsylvania, and Roger Bouchard Insurance, Inc., which is one of the largest independent insurance agencies in Florida and one of the country's top performing insurance agencies.

         Additionally, under Mr. Mortensen's stewardship in 1999, the Corporation significantly expanded the size and geographic scope of its consumer finance subsidiary, Regency Finance Company, through its acquisition of 11 offices and $50 Million in gross loans in Tennessee and Kentucky.

         The Committee's decisions relating to Mr. Mortensen's compensation were ratified by the Board. Also, consistent with the principles and procedures outlined in this report, the Committee approved the compensation of the Corporation's other executive officers for 1999 and said decisions were ratified by the Board.


                                         Respectfully submitted,

                                         James T. Weller, Chairman
                                         W. Richard Blackwood
                                         Charles T. Cricks
                                         James S. Lindsay
                                         George A. Seeds

Compensation Committee Interlocks and Insider Participation

         Mr. Mortensen, Chairman and Chief Executive Officer of the Corporation, attended meetings of the Corporation's Compensation Committee, but did not participate or vote in any deliberations or decision making involving his own compensation.

         Mr. Mortensen serves on the board of directors of Liberty Steel Products, Inc., a closely held corporation which is wholly owned by Mr. Weller and his family. Mr. Weller, a member of the Corporation's Compensation Committee, is Chairman of Liberty Steel Products, Inc.

Executive Remuneration

         The following table sets forth information regarding remuneration paid by the Corporation and its subsidiaries for the years shown to the Chairman and Chief Executive Officer of the Corporation and the four other most highly compensated executive officers of the Corporation whose aggregate annual remuneration exceeded $100,000 (the "Named Executive Officers").


====================================================================================================================================
                                                      SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Long Term Compensation
------------------------------------------------------------------------------------------------------------------------------------
                           Annual Compensation                                      Awards                 Payouts
------------------------------------------------------------------------------------------------------------------------------------
                                                                Other       Restricted      Securities
        Name and                                                Annual        Stock         Underlying      LTIP        All Other
        Principal                   Salary     Bonus(1)     Compensation(2)   Award        Options(3)(4)   Payouts    Compensation
        Position          Year        ($)        ($)             ($)           ($)              (#)          ($)           ($)
------------------------------------------------------------------------------------------------------------------------------------
Peter Mortensen           1999      530,000    416,000                         None            77,928        None       57,698(5)(6)
 Chairman and Chief       1998      450,000    250,000                         None            24,939        None       49,053
 Executive Officer        1997      378,000    347,800           57,799     266,256            25,954        None      105,083

Stephen J. Gurgovits      1999      315,000    236,000                         None            34,080        None       15,851(5)(6)
 Vice Chairman            1998      290,004    126,842                         None            13,776        None       14,435
                          1997      265,008    201,901                      127,500            14,914        None       38,798

Gary L. Tice              1999      340,000    223,000                         None            36,647        None      163,855(5)(6)
 President and Chief      1998      305,297    137,000           45,567     191,260            35,826        None      139,792
 Operating Officer        1997      243,457    183,600           56,330        None              None        None      154,087

William J. Rundorff       1999      214,992    126,000                         None            17,663        None       11,338(5)(6)
 Executive Vice           1998      200,004     90,000                         None             9,500        None       10,927
 President                1997      179,004    134,300                       80,502             7,845        None       15,707

John D. Waters            1999      205,008    106,000                         None            16,840        None       13,387(5)(6)
 Vice President and       1998      190,008     81,000                         None             9,025        None       13,610
 Chief Financial Officer  1997      155,004    124,300                       10,000            12,670        None        5,670
====================================================================================================================================

(1) Amount earned by the officer as a cash incentive bonus under the Restricted Stock and Incentive Bonus Plan.

(2) The aggregate amount of payments made to each officer for perquisites or other personal benefits did not exceed 10% of salary and bonus except that in 1998, Mr. Tice received a car allowance of $15,420, country club memberships of $12,647 and directors' fees of $17,500. In 1997, Mr. Mortensen received country club memberships of $37,554, and Mr. Tice received a car allowance of $14,892, country club memberships of $20,688 and directors' fees of $20,750.

(3) Aggregate restricted stock holdings in terms of number of shares and dollar value as of December 31, 1999 for each named executive officer were as follows: Mr. Mortensen: 8,377, $185,606; Mr. Gurgovits: 4,012, $88,891; Mr.
     Tice: 5,102, $113,051; Mr. Rundorff: 2,533, $56,128; and Mr. Waters: 567,
     $12,554.

(4) Total number of shares of restricted stock granted to Messrs. Mortensen, Gurgovits, Tice, Rundorff and Waters, respectively: 1999 - 0, 0, 0, 0 and 0; 1998 - 0, 0, 5,494, 0, and 0; 1997 - 11,210, 5,368, 0, 3,389, and 421.
     All such restricted stock grants vest 20% each year on the first through fifth anniversaries of the grant date. Dividends in the form of stock are paid on all restricted stock granted to the named executive officers.

(5) Includes the following amounts paid or accrued by the Corporation for 1999 under the following programs to Messrs. Mortensen, Gurgovits, Tice, Rundorff and Waters, respectively: 401(k) Plan (employer matching contributions), $4,800, $4,800, $14,600, $4,800 and $4,800; Basic
     Retirement Plan (employer matching contributions relating to 401(k) Plan), $4,451, $1,000, $7,297, $1,408 and $2,565; Supplemental Disability, $8,357,
     $5,102, $8,969, $0 and $0.


(6) Includes the following amounts which represent the present value of imputed interest on the Corporation's portion of split dollar life insurance premiums paid during 1999: Mr. Mortensen, $40,090; Mr. Gurgovits, $4,950; Mr. Tice, $131,826; Mr. Rundorff, $5,130; and Mr. Waters, $6,022. These premiums will be returned to the Corporation upon the earlier of either the death of the covered employee or termination of the policy.

Deferred Compensation

         In addition to the Basic Retirement Plan (more fully described below), the Board of Directors of the Corporation and FNBPA has established a Deferred Compensation Plan (the "Compensation Plan") for Messrs. Mortensen and Gurgovits which commenced January 1, 1986. The Compensation Plan provides for payments of annual benefits of $102,000 for Mr. Mortensen and $25,000 for Mr. Gurgovits for a period of ten years commencing upon the occurrence of: (a) retirement from the Corporation or FNBPA; (b) complete and total disability; or (c) the death of the participant in the event such death occurs prior to retirement. Of these amounts, $62,000 and $25,000, respectively, will be paid pursuant to Deferred Compensation Agreements. The remaining amount for Mr. Mortensen is to be provided by an annuity generated by the excess cash surrender value of a split dollar life insurance policy. During 1997, it was determined that the cash surrender value of the split dollar life insurance policy may fall short of the expected level at Mr. Mortensen's retirement. Accordingly, the Corporation accrued an additional $38,448, $48,815 and $47,955, during 1997, 1998 and 1999, respectively, to cover the estimated shortfall.

Stock Options

         The following tables show certain information relating to stock options granted during the last fiscal year and aggregated stock options for the named executive officers and all unexercised options held by such officers as of December 31, 1999.

=================================================================================================================================
                                               OPTION GRANTS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Potential Realizable Value at
                                                                                                     Assumed Annual Rates of
                                                                                                     Stock Price Appreciation
                                      Individual Grants(1)                                               for Option Term(3)
---------------------------------------------------------------------------------------------------------------------------------
                          Securities          % of Total         Exercise
                          Underlying      Options Granted to     or Base
                       Options Granted(2)    Employees in         Price       Expiration
        Name                 (#)             Fiscal Year          ($/Sh)         Date              5% ($)           10% ($)
---------------------------------------------------------------------------------------------------------------------------------
Mr. Mortensen              77,576                21.6              24.35        01/24/09         1,187,958         3,010,536
                              352                 4.5              22.92        04/29/09             5,074            12,858

Mr. Gurgovits              33,728                 9.4              24.35        01/24/09           516,493         1,308,902
                              352                 4.5              22.92        04/29/09             5,074            12,858

Mr. Tice                   36,295                10.1              24.35        01/24/09           555,802         1,408,521
                              352                 4.5              22.92        04/29/09             5,074            12,858

Mr. Rundorff               17,663                 4.9              24.35        01/24/09           270,482           685,458

Mr. Waters                 16,840                 4.7              24.35        01/24/09           257,879           653,519

=================================================================================================================================


(1)  Adjusted for a 5% stock dividend declared on April 26, 1999.

(2) Options were granted on January 24, 1999 and are 20% vested on each of the first through fifth anniversaries of the grant date. Options were granted on April 29, 1999 and are immediately 100% vested.

(3) In order for the gains to be realized over the ten-year term of the option, the stock price at expiration date January 24, 2009 would be $39.66 and $63.16 and April 29, 2009 would be $37.33 and $59.45, respectively, reflecting increases in the overall market price of each share of Common Stock of the Corporation by approximately 63% and 159%, respectively.


===============================================================================================================================
                                       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                              AND FISCAL YEAR-END OPTION VALUES
-------------------------------------------------------------------------------------------------------------------------------
                                                           Number of Securities Underlying          Value of Unexercised
                                                                     Unexercised                  In-The-Money Options at
                                                                 Options at 12/31/99                    12/31/99($)(1)
                                                         ----------------------------------------------------------------------
                                              Value
                         Shares Acquired     Realized
        Name               on Exercise         ($)         Exercisable    Unexercisable      Exercisable     Unexercisable
-------------------------------------------------------------------------------------------------------------------------------
Mr. Mortensen                  0                0            60,543          123,273            499,260          82,640

Mr. Gurgovits                  0                0            47,186           62,642            417,408          64,651

Mr. Tice                   2,000           38,858            43,296           78,397            796,973         290,000

Mr. Rundorff                   0                0            33,919           37,335            295,857          50,566

Mr. Waters                     0                0            15,950           36,970             60,504          39,366
===============================================================================================================================


(1) Represents the difference between the aggregate market value at December 31, 1999 of the shares subject to the options and the aggregate option price of those shares.

Retirement Benefits

         The following table illustrates the maximum annual benefits payable in 2000 under the life annuity option of the Corporation's pension plan, in which Messrs. Mortensen, Gurgovits, Rundorff and Waters participate, and the Basic Retirement Plan (more fully described below) upon normal retirement at age 62. Mr. Tice does not participate in the same Corporation pension plans as Messrs. Mortensen, Gurgovits, Rundorff and Waters, but does participate in the Basic Retirement Plan. Mr. Tice also participates in the F.N.B. Corporation Salary Savings Plan and Executive Management Supplemental Retirement Plan. The estimated annual pension payments shown in the chart below are reasonable representations of the total benefits under the Basic Retirement Plan, the F.N.B. Corporation Salary Savings Plan, the portion of the Executive Management Supplemental Retirement Plan related to pension benefits and social security.


====================================================================================================================
                                        ESTIMATED ANNUAL PENSION PAYMENTS
--------------------------------------------------------------------------------------------------------------------
        Average Annual Earnings                                       Years of Service
       for Five Years Preceding          ---------------------------------------------------------------------------
             Retirement                         10                 15                20             25 or More
--------------------------------------------------------------------------------------------------------------------
               $125,000                       $41,754            $51,453           $61,153            $70,852
               $150,000                       $52,796            $64,648           $76,500            $88,352
               $175,000                       $67,713            $80,426           $93,139           $105,852
               $200,000                       $85,213            $97,926          $110,639           $123,352
               $225,000                      $102,713           $115,426          $128,139           $140,852
               $250,000                      $120,213           $132,926          $145,639           $158,352
               $275,000                      $137,713           $150,426          $163,139           $175,852
               $300,000                      $155,213           $167,926          $180,639           $193,352
               $325,000                      $172,713           $185,426          $198,139           $210,852
               $350,000                      $190,213           $202,926          $215,639           $228,352
               $375,000                      $207,713           $220,426          $233,139           $245,852
               $400,000                      $225,213           $237,926          $250,639           $263,352
               $500,000                      $295,213           $307,926          $320,639           $333,352
               $600,000                      $365,213           $377,926          $390,639           $403,352
====================================================================================================================


         The retirement benefit for each employee covered by the pension plan is a monthly benefit in the form of a Five Year Certain and Life annuity, equal to 1.2% of Final Average Earnings plus .5% of Final Average Earnings in excess of the employee's Covered Compensation (as defined by Section 401(l)(5)(E) of the Internal Revenue Code) times Years of Service, not to exceed twenty-five (25) years. The Final Average Earnings figure is calculated using the highest 60 consecutive months of earnings of the last 120 months of service as an employee. The benefits listed above are not subject to deduction for Social Security.

         Compensation included for computation of benefits is base salary as indicated in the Summary Compensation Table. As of December 31, 1999, credited years of service under the plan were as follows: Mr. Mortensen, 41 years; Mr. Gurgovits, 38 years; Mr. Rundorff, nine years and Mr. Waters, five years.

Basic Retirement Plan

         The Basic Retirement Plan (the "BRP") is an unfunded plan providing supplemental retirement benefits to those officers of the Corporation and its subsidiaries who are designated by the Board of Directors of the Corporation (the "Board"). The basic benefits under the BRP, payable when a participant retires at or after the normal retirement date under his employer's defined benefit or defined contribution plan ("Primary Qualified Plan"), is a monthly benefit equal to either 50%, 60% or 70% (as determined by the Board) of the participant's highest average monthly cash compensation during any five consecutive calendar years within the last ten calendar years of employment. This amount is reduced by the monthly benefit to which the participant would be entitled under Social Security at normal retirement under the Primary Qualified Plan in which he participates and (to the extent the benefit relates to employer contributions other than matching contributions) under other benefit plans designated by the Board. The benefit also includes credits equal to matching stock contributions which certain participants were prevented from receiving pursuant to the Corporation's 401(k) Plan due to limits imposed by the Internal Revenue Code.

         The BRP contains provisions for reducing the basic benefit described above if the participant retires before his normal retirement age but on or after the early retirement date permitted by the Primary Qualified Plan. The participant's rights to benefits under the BRP vest pursuant to a schedule set forth in the BRP which takes into account years of participation in the BRP and years of credited service under the participant's Primary Qualified Plan. A participant automatically becomes 100% vested if he is employed with the Corporation or a subsidiary on his normal retirement date, if a "change in control" (as defined in the BRP) occurs, or in the event of his death or total and permanent disability. Benefits are forfeited in the event a participant's employment is terminated for cause or if the participant retires before the early retirement date provided in his Primary Qualified Plan.

Employment Agreements

         The Corporation has entered into Employment Agreements (collectively, the "Agreements") with Messrs. Mortensen, Gurgovits, Tice, Rundorff and Waters. The Agreements of Messrs. Mortensen, Tice, Rundorff and Waters provide that on December 31 of each year, the term of employment of each executive officer will be automatically extended to December 31 of the third calendar year thereafter, and Mr. Gurgovits' Agreement provides that on January 1 of each year, the term of his employment will extend to December 31 of the fifth calendar year thereafter, (unless the Corporation or the respective executive officer fixes the expiration date of the term of employment in accordance with provisions contained in the Agreements) and that the officer will continue to be employed throughout that term at not less than his current base salary. The term shall not be extended to a date beyond December 31 of the year during which the executive officer reaches age 62, except for Messrs. Mortensen and Tice, which is age 65.

         The Agreements may be terminated voluntarily by the executive officers and upon such event, all obligations of the Corporation shall cease as of the date of termination. The Corporation will be obligated, should it terminate any of the Agreements other than for cause, to pay the executive officer affected for the balance of the term of his Employment Agreement then in effect. Provision is made in the Agreements for termination of their respective obligations to serve the Corporation and for the payment to them of a bonus equal to approximately three times the annual compensation for Mr. Gurgovits, the cash or Common Stock equivalent of the value of Mr. Tice's Stock Options and approximately three times his annual compensation, and two times the annual compensation for Messrs. Rundorff and Waters, in the event of a sale or other change of control transaction affecting the Corporation.

         In 1996 the Corporation and Mr. Mortensen entered into a Post-Employment Services Agreement, subsequently amended in 1998, which replaces the change in control feature of his current Employment Agreement. Upon cessation of full-time employment under his Employment Agreement, Mr. Mortensen, pursuant to the terms of the Post-Employment Services Agreement, shall be required to make himself available to serve the Corporation as Director and Chairman of the Board and to serve the Corporation and its subsidiaries as an independent consultant with respect to various aspects of their business. Mr. Mortensen shall be entitled to receive compensation for such services.

                            STOCK PERFORMANCE GRAPHS


                  The following five-year performance graph compares the cumulative total shareholder return (assuming reinvestment of dividends) on the Corporation's Common Stock (*) to the Nasdaq Composite Index (o) and the
Nasdaq Bank Index ([]). This stock performance graph assumes $100 was invested on December 31, 1994, and the cumulative return is measured as of each subsequent fiscal year end.


                 F.N.B. CORPORATION FIVE-YEAR STOCK PERFORMANCE
                TOTAL RETURN, INCLUDING STOCK AND CASH DIVIDENDS


                                                   PERIOD ENDING
                         ------------------------------------------------------------------
INDEX                    12/31/94    12/31/95    12/31/96   12/31/97   12/31/98    12/31/99
-------------------------------------------------------------------------------------------
FNB Corporation            100.00      146.94      168.75     296.40     239.02      203.29
NASDAQ - Total US*         100.00      141.33      173.89     213.07     300.25      542.43
NASDAQ Bank Index*         100.00      149.00      196.73     329.39     327.11      314.42

SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

         The following table sets forth certain information concerning persons known to the Corporation to be the beneficial owner of 5% or more of the outstanding Series A Preferred Stock as of February 18, 2000. The Corporation is not aware of any other person who is the beneficial owner of 5% or more of any other class of the Corporation's voting stock.


=========================================================================================================================
                                                           Shares                      Percent of Outstanding Series A
                Name and Address                     Beneficially Owned               Preferred Stock Beneficially Owned
-------------------------------------------------------------------------------------------------------------------------
Cede & Co.                                                  6,054                                      29.2
Box 20, Bowling Green Station
New York, NY  10274

Hilton G. Klein & Joan H. Klein                             2,160                                      10.4
122 Hilton Drive
New Brighton, PA   15066-3510

I.B.E.W. Local #712 Pension Trust Fund                      2,000                                       9.7
217 Sassafras Lane
P. O. Box 248
Beaver, PA  15009-0248
=========================================================================================================================


                    VOTING SHARES HELD IN FIDUCIARY CAPACITY

         The Corporation's affiliate, First National Trust Company, and said affiliate's nominee were, as of February 18, 2000, the beneficial owner of 149,877 shares of the Corporation's Common Stock, or .7% of the outstanding shares of Common Stock. These shares are held by First National Trust Company with full voting and/or dispositive power in various fiduciary capacities. The Corporation's other affiliates offering trust services will not exercise voting power with respect to Corporation Common Stock that is beneficially held with these affiliates. First National Trust Company has or shares voting power as to 21,655 of these shares, or .1% of the total shares of Common Stock outstanding, and .1% of the total voting power of the Corporation's outstanding Stock. First National Trust Company will vote the shares over which it has authority as of the record date for the election of the four candidates for director.


                              INDEPENDENT AUDITORS

         Ernst & Young LLP ("Ernst & Young") served as the Corporation's independent auditors for the year ended December 31, 1999. Ernst & Young has served as the Corporation's independent auditors since 1993.

                           ANNUAL REPORT ON FORM 10-K

         UPON WRITTEN REQUEST TO THE UNDERSIGNED SECRETARY OF THE CORPORATION (AT THE ADDRESS SPECIFIED ON PAGE 1) BY ANY SHAREHOLDER WHOSE PROXY IS SOLICITED HEREBY, THE CORPORATION WILL FURNISH TO SUCH SHAREHOLDER WITHOUT CHARGE A COPY OF ITS 1999 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES THERETO.

                             ADDITIONAL INFORMATION

         The Corporation knows of no other matters which will be presented to shareholders for action at the Annual Meeting. However, if other matters are presented which are proper subjects for action by shareholders, it is the intention of those named in the accompanying proxy to vote such proxy in accordance with their judgment upon such matters.

         Solicitation of proxies will be made by employees of the Corporation, and the cost will be borne by the Corporation. Proxies will be solicited by mail and, in limited instances, by telephone, telegraph and personal interview. The Corporation will also request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record by such persons and will reimburse such persons for their costs incurred in forwarding such materials.

                              SHAREHOLDER PROPOSALS

         The Corporation's Bylaws provide that no proposals submitted by a shareholder of the Corporation for consideration at the annual meeting of shareholders will be considered at any such meeting unless the Secretary of the Corporation has received written notice of the matter proposed to be presented from the shareholder on or prior to the date which is 120 days prior to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of the shareholders. Accordingly, any shareholder proposal must be submitted to the Corporation by November 13, 2000, to be considered for the 2001 Annual Meeting of Shareholders. In accordance with SEC Rule 14a-4(c) under the Securities Exchange Act of 1934, proxy holders will have discretionary authority to vote in accordance with their judgment upon any proposal which is not timely received by the Corporation or which does not otherwise comply with applicable SEC rules, including Rule 14(a)-4(c).



                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            David B. Mogle, Secretary

--------------------------------------------------------------------------------

                               F.N.B. Corporation
     One F.N.B. Boulevard o Hermitage, Pennsylvania 16148 o (724) 981-6000
       2150 Goodlette Road North o Naples, Florida 34102 o (941) 262-7600

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

ELECTION OF DIRECTORS

FOR THE TERM OF FOUR YEARS:                          FOR                   WITHHOLD                   I(WE) WILL ATTEND THE MEETING
W. Richard Blackwood, William B. Campbell,   all nominees listed      authority to vote
Stephen J. Gurgovits, Donna C. Winner        (except as marked to     for all nominees
                                             the contrary below)            listed                        YES             NO

                                                    [ ]                      [ ]                          [ ]             [ ]


INSTRUCTION: To withhold authority to vote your shares for any individual nominee, write that nominee's name here:


Daytime telephone____________________
                 (Not required)


____________________________________________________________________________
Your shares will be voted for the election of each nominee whose name is not written in the space above.


In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

PLEASE DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature(s):_____________________________ Signature(s):_____________________________ Date:________________________________________
Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, etc., or as officer of a corporation, please give your full title(s) as such. For joint accounts, each joint owner must sign.

                              FOLD AND DETACH HERE


LOGO

Dear Shareholder:


F.N.B. Corporation offers a Dividend Reinvestment and Direct Stock Purchase Plan for its shareholders.

This plan provides features such as safekeeping to eliminate the risk of loss, theft or destruction of stock certificates; automatic dividend reinvestment and purchase of additional common shares without a broker fee.

All of these convenient features are at no cost to you.

If you wish to participate in this Plan, a Prospectus and enrollment card may be obtained by calling F.N.B. Shareholder Services at 888-441-4FNB (4362).


                                             Sincerely,

                                             F.N.B. Corporation

                               F.N.B. CORPORATION
                      2000 ANNUAL MEETING OF SHAREHOLDERS


                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James S. Lindsay, Edward J. Mace and William A. Quinn, each with full power to act without the others, as Proxies of the undersigned, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as indicated on the reverse, all the shares of Common Stock and/or Series A Convertible Preferred Stock of F.N.B. Corporation held of record by the Undersigned on February 18, 2000, at the Annual Meeting of Shareholders to be held on April 17, 2000 or any adjournment of it.

      (Continued, and to be marked, dated and signed, on the other side.)


                              FOLD AND DETACH HERE